SIMONTACCHI & COMPANY, LLP                                    170 E. Main Street
  CERTIFIED PUBLIC ACCOUNTANTS                        Rockaway, New Jersey 07866

                                                             Tel: (973) 664-1140
                                                             Fax: (973) 664-1145




            Consent of Independent Registered Public Accounting Firm



Wellstar International, Inc. and Subsidiary


We hereby consent to the inclusion in the Registration Statement on Form SB-2, ("Registration Statement"), of our audit report dated September 19, 2005 and January 19, 2006 (as revised), relating to the consolidated financial statements as of July 31, 2005, and our report on the reviewed financial statements dated December 9, 2005 and January 19, 2006 (as revised) of Wellstar International Inc. and Subsidiary.

We also consent to the references to us under the caption "Experts" in the Registration.



Simontacchi & Company, LLP
Rockaway, New Jersey

January 30, 2006